EXHIBIT 5.1

                                CONRAD C. LYSIAK
                          ATTORNEY AND COUNSLOR AT LAW
                         METROPOLITAN FINANCIAL CENTER
                             601 WEST FIRST AVENUE
                                   SUITE 503
                           SPOKANE, WASHINGTON 99201
                              TEL: (509) 824-1475                  ADMITTED
                              FAX: (509) 747-1770                  --------
                                                                   OKLAHOMA
                                                                  WASHINGTON

                                         August 9, 2002


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

                                         RE: FII International Inc.
                                             Registration Statement on Form SB-2

Gentlemen:

         I am counsel to FII International Inc. (the "Company") and have been requested to supply you with an opinion on legality required by Item 601 (b) (5) of Reg. S-B to be included in the Company's Form SB-2 registration statement (the "Registration Statement"). My opinion is limited to the matters contained herein and I am not counsel to the Company with respect to the preparation of filing of the Registration Statement. The Registration Statemnet filed by the Company related to the resale by certain selling shareholders of up to 5.2 million shares of common stock which were distributed by the Company to one selling shareholder pursuant to Section 4(2) of the Securities Act of 1933 ( the "Act") and to the remaining selling shareholders pursuant ot Reg. S of the Act.

         This opinion is being delivered to you and I consent to the same being included in the Company's Form SB-2 registration statement.

         I have examined (1) the Articles of Incorporation and the Corporate Charter; (2) the Bylaws of the Company currently in effect; (3) the Registration Statements; and, (4) such other corporate records, certificates, documents and other instruments as in my opinion are necessary or appropriate in connection with expressing the opinions set forth below.

                                              Securities and Exchange Commission
                                              RE: FII International Inc.
                                              August 9, 2002
                                              Page 2


         Based upon the foregoing, it is my opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. The shares of common stock included in the Registration Statements were validly issued, fully paid and are non-assessable.

3. The shares of common stock when sold, will be legally issued, fully paid and non-assessable.

           I hereby consent to reference in the heading "Experts" appearing in the prospectus which is part of the Registration Statement within the limitations of the matters addressed in this opinion.



                                                        Yours truly,

                                                        /s/ Conrad C. Lysiak
                                                        -----------------------
                                                        Conrad C. Lysiak


CCL: jtb